Exhibit 10.11

THE GETTY IMAGES HOLDINGS, INC.

EARN OUT PLAN

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Getty Images Holdings, Inc., a corporation organized and existing under the laws of Delaware (the “Company”) and [●] (the “Participant”), effective as of __________, 2022 (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Getty Images Holdings, Inc. Earn Out Plan (as may be further amended, amended and restated or modified from time to time (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan;

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [●] restricted stock units (“RSUs”), on the terms and conditions set forth in the Plan and this Agreement.

2.Vesting and Forfeiture. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs shall vest as follows:

(a)One-third (1/3) of the RSUs granted to a Participant shall vest upon the First Price Triggering Event.

(b)One-third (1/3) of the RSUs granted to a Participant shall vest upon the Second Price Triggering Event.

(c)One-third (1/3) of the RSUs granted to a Participant shall vest upon the Third Price Triggering Event.

(d)Each Triggering Event shall occur only once, if at all.

(e)Termination of Service. Upon a termination of a Participant’s service for any reason or no reason, any then unvested RSUs will be forfeited immediately, automatically and without consideration. The RSUs and the shares of Common Stock issued in respect of the RSUs (and any resulting proceeds) will continue to be subject to Section 11.14 (Forfeiture Events) of the Plan.

(f)Forfeiture. In the event any portion of the RSUs have not vested prior to the end of the Earn-Out Period, then such unvested RSUs shall be cancelled and forfeited for no consideration.

(g)Acceleration Event. If, during the Earn Out Period, there is a Change of Control that will result in the holders of the Company’s Class A Common Shares receiving a per share price equal to or in excess of the Common Share Price required in connection with the First Price Triggering Event, Second Price Triggering Event or Third Price Triggering Event, as applicable, then immediately prior to the consummation of such Change of Control, (i) the applicable Triggering Event that has not previously occurred shall be deemed to have occurred and (ii) the Company shall issue the applicable shares of Common Stock to the Participant (in accordance with their respective Earn-Out Pro Rata Share), and the Participant shall be eligible to participate in such Change of Control in respect of such shares of Common Stock.

3.Payment.

(a)Settlement. The Company shall deliver to the Participant holding vested RSUs shares of Common Stock within 30 days of the occurrence of each Vesting Event (including a Change of Control). No fractional shares of Common Stock shall be delivered and any fractions shall be rounded down. The Company may deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares of Common Stock to be issued in respect of the RSUs, registered in the name of the Participant.

(b)Withholding Requirements. The Company shall have the right to require the Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld in connection with the settlement of the RSUs, and to deduct or withhold from any shares of Common Stock deliverable under this Agreement or to employ any other methods permitted by the Plan to satisfy such withholding obligation.

4.Participant Representations. The Participant acknowledges, represents and warrants that:

(a)the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and the Company is relying in part on the Participant’s representations set forth in this Section 4;

(b)if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the shares of Common Stock must be held indefinitely by the Participant unless an exemption from the registration requirements of the Securities Act is available for the resale of such shares or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such shares of Common Stock and the Company is under no obligation to register the resale of the shares of Common Stock (or to file a “re-offer prospectus”); and

(c)if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the shares of Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

5.Miscellaneous Provisions

(a)Rights of a Shareholder. Prior to settlement of the RSUs in shares of Common Stock, neither the Participant nor the Participant’s representatives will have any rights as a shareholder of the Company with respect to any shares of Common Stock underlying the RSUs.

(b)Transfer Restrictions. The shares of Common Stock delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, NYSE or any stock exchange upon which such shares of Common Stock are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 11.14 (Forfeiture Events) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed. The Participant further acknowledges and agrees that any violation of any non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant obligation under any employment offer, employment contract, or confidentiality obligations otherwise agreed to in the course of Participant’s employment between Participant and the Company or any of its Subsidiaries or Affiliates shall, in the Company’s discretion, result in the forfeiture, clawback, and/or recovery of the award granted hereunder, pursuant to the terms of Sections 12 and 14.6 of the Plan or such other compensation recovery, clawback or similar policy.

(d)Adjustments. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan prior to delivery, the RSUs may be adjusted in accordance with Section 4.5 of the Plan.

(e)No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

(f)Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(i)Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(k)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(l)Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, the International Appendix and this Agreement. The Participant has read and understands the terms and provisions of the Plan, the International Appendix and this Agreement, and accepts the RSUs subject to all of the terms and conditions of the Plan, the International Appendix and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan or the International Appendix, the applicable term and provision of the Plan or the International Appendix will govern and prevail. In the event of a conflict between any term or provision contained in the International Appendix and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.